Exhibit 99.1

InfraREIT, Inc. 1807 Ross Avenue, 4th Floor Dallas, TX 75201

PRESS RELEASE

InfraREIT Reports Second Quarter 2017 and Year-to-Date Results

DALLAS, TEXAS, August 2, 2017—InfraREIT, Inc. (NYSE: HIFR) (“InfraREIT” or the “Company”) today reported financial results for the second quarter and first half of 2017 and provided the Company’s financial outlook.

InfraREIT reported the following second quarter 2017 financial highlights:

•	Net income was $10.1 million
•	Net income attributable to InfraREIT, Inc. common stockholders per share was $0.17 per share
•	Non-GAAP metrics no longer include an adjustment for percentage rent
o	Non-GAAP earnings per share (“Non-GAAP EPS”) was $0.20 per share
o	Cash available for distribution (“CAD”) was $13.6 million
o	Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) was $35.8 million
•	Quarterly dividend declared of $0.25 per share of common stock, $1.00 per share annualized
•	InfraREIT’s subsidiary, Sharyland Distribution & Transmission Services, L.L.C. (“SDTS”), closed a $200 million senior secured term loan

Guidance:

•	Transmission capital expenditures range of $185 million to $315 million for the period of 2017 through 2019
•	Expect to maintain the Company’s current quarterly cash dividend of $0.25 per share, or $1.00 per share annualized, through 2017

Recent events:

•

On July 21, 2017, SDTS signed an agreement regarding the proposed dismissal of the pending rate case of SDTS and its tenant, Sharyland Utilities, L.P. (“Sharyland”).  In connection with the proposed dismissal, SDTS also signed a definitive agreement (“Definitive Agreement”) with Oncor Electric Delivery Company LLC (“Oncor”) to exchange SDTS’s retail distribution assets for a group of Oncor’s transmission assets located in west and central Texas.

“We maintained our solid performance in the second quarter, while investing $39 million in capital expenditures to support the infrastructure needs of Texas,” said David A. Campbell, Chief Executive Officer of InfraREIT.  “Our proposed rate case resolution and asset exchange transaction, announced last week, further strengthens our outlook and provides additional clarity to our investors.  When completed, the transaction will allow InfraREIT to focus on an electric utility transmission strategy,” added Campbell.

Second Quarter 2017 Results

Lease revenue, consisting only of base rent, increased 20 percent to $40.4 million for the three months ended June 30, 2017, compared to $33.8 million of base rent for the same period in 2016.  There was no percentage rent recognized during the second quarter 2017 or 2016 as Sharyland’s year-to-date adjusted gross revenue did not exceed the annual specified breakpoints under the Company’s leases.  The Company anticipates that revenue will grow over the year with little to no percentage rent recognized in the first and second quarters of each year and with the largest amounts recognized during the third and fourth quarters of each year.

Net income was $10.1 million in the second quarter 2017, compared to net income of $9.2 million in the second quarter 2016.  Net income attributable to InfraREIT, Inc. common stockholders was $0.17 per share during the second quarter 2017 compared to $0.15 per share during the same period in 2016.

The Company is adjusting its non-GAAP performance measures as of June 30, 2017 to exclude the adjustment for percentage rent previously reported by the Company.  Historically, the percentage rent adjustment reflected a quarterly, not annual, adjustment for the difference between the amount of percentage rent payments the Company expected to receive with respect to the applicable period and the amount of percentage rent the Company recognized under generally accepted accounting principles (“GAAP”) during the period.  Accordingly, all non-GAAP performance measures for periods previously presented have been adjusted to remove the effects of the percentage rent adjustment for the respective period.  In addition, this quarter, the Company added an adjustment for the transaction costs related to the proposed exchange transaction with Oncor.

Non-GAAP EPS was $0.20 per share for both the second quarter 2017 and 2016.  CAD was $13.6 million for the second quarter of 2017 compared to $12.2 million for the second quarter 2016, representing an increase of $1.4 million, or 11 percent.  Adjusted EBITDA was $35.8 million for the second quarter 2017, an increase of 13 percent, compared to $31.8 million for the same period in 2016.  Funds from Operations (“FFO”) was $23.1 million for the second quarter 2017, compared to $20.6 million from the same period in 2016, representing an increase of 12 percent.  For the second quarter 2017, FFO on an adjusted basis (“AFFO”) was $25.4 million, compared to $22.4 million for the same period in 2016, representing an increase of 13 percent.

First Half 2017 Performance

Lease revenue, consisting only of base rent, increased 19 percent to $80.0 million for the six months ended June 30, 2017, compared to $67.5 million of base rent for the first half of 2016.  There was no percentage rent recognized during the first half of 2017 or 2016 as Sharyland’s year-to-date adjusted gross revenue did not exceed the annual specified breakpoints under the Company’s leases.  The Company anticipates that revenue will grow over the year with little to no percentage rent recognized in the first and second quarters of each year and with the largest amounts recognized during the third and fourth quarters of each year.

Net income was $21.1 million in the first half of 2017, compared to net income of $18.0 million in the first half of 2016.  Net income attributable to InfraREIT, Inc. common stockholders was $0.35 per share during the first half of 2017 compared to $0.30 per share during the same period in 2016.

Non-GAAP EPS was $0.40 per share for both the first half of 2017 and 2016.  CAD was $26.7 million for the first half of 2017 compared to $24.6 million for the first half of 2016, an increase of 9 percent.  Adjusted EBITDA was $70.4 million for the first half of 2017, an increase of 12 percent, compared to $62.9 million for the same period in 2016.  FFO was $46.8 million for the first half of 2017, compared to $40.4 million from the same period in 2016, representing an increase of 16 percent.  For the first half of 2017, AFFO was $50.0 million, compared to $44.5 million for the same period in 2016, representing an increase of 12 percent.

Liquidity and Capital Resources

As of June 30, 2017, the Company had $9.7 million of unrestricted cash and cash equivalents and $325.0 million of unused capacity under its revolving credit facilities.

Outlook and Guidance

Assuming the completion of the exchange transaction during the fourth quarter of 2017, the Company estimates transmission footprint capital expenditures in the following ranges over the next three years: $130 million to $160 million for 2017; $45 million to $95 million for 2018; and $10 million to $60 million for 2019.  The Company estimates distribution footprint capital expenditure forecast for the calendar year 2017 in the range of $35 million to $60 million, which is consistent with its previous forecasted amounts.

InfraREIT expects to maintain the Company’s current quarterly cash dividend of $0.25 per share, or $1.00 per share annualized, through 2017.

The Company’s consolidated debt profile continues to target debt as a percentage of total capitalization at or below 60 percent and AFFO-to-debt of at least 12 percent.

InfraREIT’s strategy will continue to focus on owning regulated assets with long lives, low operating risks and stable cash flows consistent with the characteristics of its current portfolio.

The guidance provided above constitutes forward-looking statements, which are based on current economic conditions and estimates, and the Company does not include other potential impacts, such as changes in accounting or unusual items. Supplemental information relating to the Company’s financial outlook is posted in the Investor Relations section of the Company’s Web site at www.InfraREITInc.com.

Rate Case Update

On December 30, 2016, SDTS and Sharyland filed an amended rate case application and rate filing packages with the Public Utility Commission of Texas (“PUCT”) under Docket No. 45414 (“Rate Case”).  On July 21, 2017, Sharyland and SDTS entered into an agreement with certain parties to the Rate Case, which, if approved by the PUCT, will result in the dismissal of the Rate Case.  Once the Rate Case is dismissed, SDTS and Sharyland will continue operating under their existing regulatory structure, and the current regulatory parameters will remain in place until the next rate case.  Sharyland and SDTS will be required to file a new rate case in the calendar year 2020 with a test year ending December 31, 2019.

Supplemental information relating to the Rate Case can be found at www.InfraREITInc.com under the “Investor Relations/Rate Regulation” section as well as “About InfraREIT/Sharyland Utilities-Our Tenant” section of the Company’s Web site.  InfraREIT will post updates to these sections of the Company’s Web site as new information becomes available.

Transaction Details

Under the Definitive Agreement, SDTS will exchange approximately $400 million of distribution assets for approximately $380 million of transmission assets located in west and central Texas and approximately $20 million in cash from Oncor.  Sharyland will lease these assets from SDTS and operate them under an amended certificate of convenience and necessity.  Upon closing, SDTS will continue to own and lease to Sharyland certain substations related to its distribution assets but Sharyland will exit the retail distribution business.

Approvals and Closing Conditions

The effectiveness of the Rate Case dismissal and the closing of the exchange transaction are dependent upon each other and will be subject to a number of closing conditions, including approval by the PUCT of: the exchange transaction, the Rate Case dismissal and Oncor’s rate case settlement, in each case on terms consistent with those proposed by the relevant parties.  Under the Definitive Agreement, SDTS, Sharyland and Oncor are required to file a joint Sale-Transfer-Merger application (“STM”) with the PUCT no later than August 4, 2017.  Key parties to the Rate Case also support the exchange transaction and are requesting that the PUCT approve the STM.  The closing of the exchange transaction is also contingent upon Oncor’s parent company obtaining consent of the U.S. Bankruptcy Court for the District of Delaware and SDTS obtaining certain consents from its lenders, as well as other customary closing conditions.  The exchange transaction is expected to close in the fourth quarter of 2017.

Dividends and Distributions

On June 2, 2017, InfraREIT’s board of directors declared cash distributions and dividends of $0.25 per unit and share, respectively, to unitholders and stockholders of record on June 30, 2017.  The cash distributions and dividends were paid on July 20, 2017.

Senior Secured Term Loan

On June 5, 2017, SDTS closed a new $200 million senior secured term loan credit facility (“2017 Term Loan”).  The 2017 Term Loan will mature on June 5, 2020.  The pricing of the term loan is LIBOR plus 125 basis points for LIBOR-based loans or a base rate plus 25 basis points for base-rate loans, at SDTS’s discretion.  Canadian Imperial Bank of Commerce, New York Branch serves as the administrative agent for the facility.

Hunt Project Quarterly Updates

InfraREIT’s quarterly “Hunt Project Updates” can be found on the Company’s Web site (www.InfraREITInc.com) under the “Hunt Transmission-Our Developer” and “Investor Relations” sections and in the “Q2 2017 Results & Supplemental Information” presentation posted on the Company’s Web site.

Conference Call and Webcast

As previously announced, management will host a teleconference call on August 2, 2017, at 10 a.m. U.S. Central Time (11 a.m. U.S. Eastern Time).  David A. Campbell, Chief Executive Officer, and Brant Meleski, Chief Financial Officer, will discuss InfraREIT’s results and financial outlook.

Investors and analysts are invited to participate in the call by phone at 1-855-560-2576, or internationally at 1-412-542-4162 (access code: 10098423) or via the Internet at www.InfraREITInc.com.  A replay of the call will be available on the Company’s Web site or by phone at 1-877-344-7529, or internationally at 1-412-317-0088 (access code: 10098423), for a seven-day period following the call.

Non-GAAP Measures

This press release contains certain financial measures that are not recognized under GAAP. In particular, InfraREIT uses Non-GAAP EPS, CAD, EBITDA, Adjusted EBITDA, FFO and AFFO as important supplemental measures of the Company’s operating performance.  For example, management uses the CAD measurement when recommending dividends to its board of directors.  The Company also presents non-GAAP performance measures because management believes they help investors understand InfraREIT’s business, performance and ability to earn and distribute cash to its stockholders by providing perspectives not immediately apparent from net income. InfraREIT has a diverse set of investors, including investors that primarily focus on utilities, yieldcos, MLPs or REITs.  InfraREIT’s management believes that each of these different classes of investors focuses on different types of metrics in their evaluation of InfraREIT.  For instance, many utility investors focus on earnings per share and management believes the Company’s presentation of Non-GAAP EPS enables a better comparison to other utilities.  InfraREIT’s management believes it is appropriate to calculate and provide these measures in order to be responsive to these investors.  Reporting on these measures in InfraREIT’s public disclosures also ensures that this information is available to all of InfraREIT’s investors.  The non-GAAP measures presented in this press release are not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. In addition, InfraREIT’s method of calculating these measures may be different from methods used by other companies, and, accordingly, may not be comparable to similar measures as calculated by other companies that do not use the same methodology as InfraREIT. Reconciliations of these measures to their most directly comparable GAAP measures are included in the Schedules to this press release.

About InfraREIT, Inc.

InfraREIT is a real estate investment trust that is engaged in owning and leasing rate-regulated electric transmission and distribution assets in the state of Texas. The Company is externally managed by Hunt Utility Services, LLC, an affiliate of Hunt Consolidated, Inc. (a diversified holding company based in Dallas, Texas, and managed by the Ray L. Hunt family). The Company’s shares are traded on the New York Stock Exchange under the symbol “HIFR.” Additional information on InfraREIT is available at www.InfraREITInc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements give InfraREIT management’s current expectations and include projections of results of operations or financial condition or forecasts of future events. Words such as “could,” “will,” “may,” “assume,” “forecast,” “strategy,” “guidance,” “outlook,” “target,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “project” and similar expressions are used to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include InfraREIT’s expectations regarding anticipated financial and operational performance, including projected or forecasted financial results, distributions to stockholders, capital expenditures, AFFO-to-debt ratios, capitalization matters and other forecasted metrics as well as the dismissal of the Rate Case and the closing of the exchange transaction with Oncor. The assumptions and estimates underlying the forward-looking statements included in this press release are inherently uncertain and, though considered reasonable by InfraREIT’s management team as of the date of its preparation, are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in this press release. Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) the inability to complete the exchange transaction or achieve the dismissal of the Rate Case due to the failure to obtain required approvals or other unsatisfied closing conditions; (b) the incurrence of unexpected liabilities or failures to achieve the expected benefits of the exchange transaction; (c) the amount of available investment to grow the Company’s rate base; (d) decisions by regulators or changes in governmental policies or regulations with respect to the Company’s organizational structure, lease arrangements, capitalization, acquisitions and dispositions of assets, recovery of investments, the Company’s authorized rate of return and other regulatory parameters; (e) the Company’s current reliance on its tenant for all of its revenues and, as a result, its dependence on the tenant’s solvency and financial and operating performance; (f) the effects of existing and future tax and other laws and governmental regulations; (g) the Company’s failure to qualify or maintain its status as a REIT or changes in the tax laws applicable to REITs; and (h) insufficient cash available to meet distribution requirements. These and other applicable uncertainties, factors and risks are described more fully in the Company’s filings with the U. S. Securities and Exchange Commission. For the above reasons, there can be no assurance that any forward-looking statements included herein will prove to be indicative of the Company’s future performance or that actual results will not differ materially from those presented. In no event should the inclusion of forecasted financial information in this press release be regarded as a representation by any person that the results contained in the forecasted financial information will be achieved.

Any forward-looking statement made by the Company in this press release is based only on information currently available to InfraREIT and speaks only as of the date on which it is made. InfraREIT undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, other than as required by applicable law.

InfraREIT, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Lease revenue
Base rent	$40,422	$33,785	$80,046	$67,450
Percentage rent	—	—	—	—
Total lease revenue	40,422	33,785	80,046	67,450
Operating costs and expenses
General and administrative expense	6,866	4,980	12,847	10,525
Depreciation	12,982	11,410	25,669	22,484
Total operating costs and expenses	19,848	16,390	38,516	33,009
Income from operations	20,574	17,395	41,530	34,441
Other (expense) income
Interest expense, net	(10,141)	(9,055)	(19,839)	(17,897)
Other income, net	17	1,137	20	1,896
Total other expense	(10,124)	(7,918)	(19,819)	(16,001)
Income before income taxes	10,450	9,477	21,711	18,440
Income tax expense	321	293	565	479
Net income	10,129	9,184	21,146	17,961
Less: Net income attributable to noncontrolling interest	2,821	2,576	5,889	5,038
Net income attributable to InfraREIT, Inc.	$7,308	$6,608	$15,257	$12,923
Net income attributable to InfraREIT, Inc. common stockholders per share:
Basic	$0.17	$0.15	$0.35	$0.30
Diluted	$0.17	$0.15	$0.35	$0.30
Cash dividends declared per common share	$0.25	$0.25	$0.50	$0.50
Weighted average common shares outstanding (basic shares)	43,778	43,576	43,776	43,573
Redemption of operating partnership units	—	—	—	—
Weighted average dilutive shares outstanding (diluted shares)	43,778	43,576	43,776	43,573
Due to the anti-dilutive effect, the computation of diluted earnings per share does not reflect the following adjustments:
Net income attributable to noncontrolling interest	$2,821	$2,576	$5,889	$5,038
Redemption of operating partnership units	16,897	17,058	16,899	17,057

InfraREIT, Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	June 30, 2017	December 31, 2016
	(Unaudited)
Assets
Current Assets
Cash and cash equivalents	$9,662	$17,612
Restricted cash	1,682	1,682
Due from affiliates	27,327	32,554
Inventory	7,172	7,276
Prepaids and other current assets	1,022	726
Total current assets	46,865	59,850
Electric Plant, net	1,710,420	1,640,820
Goodwill	138,384	138,384
Other Assets	36,433	37,646
Total Assets	$1,932,102	$1,876,700
Liabilities and Equity
Current Liabilities
Accounts payable and accrued liabilities	$38,367	$37,372
Short-term borrowings	—	137,500
Current portion of long-term debt	67,527	7,849
Dividends and distributions payable	15,169	15,161
Accrued taxes	4,980	4,415
Total current liabilities	126,043	202,297
Long-Term Debt, Less Deferred Financing Costs	845,957	709,488
Regulatory Liability	25,098	21,004
Total liabilities	997,098	932,789
Commitments and Contingencies
Equity
Common stock, $0.01 par value; 450,000,000 shares authorized; 43,778,490 and 43,772,283 issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	438	438
Additional paid-in capital	705,955	705,845
Accumulated deficit	(24,874)	(18,243)
Total InfraREIT, Inc. equity	681,519	688,040
Noncontrolling interest	253,485	255,871
Total equity	935,004	943,911
Total Liabilities and Equity	$1,932,102	$1,876,700

InfraREIT, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities
Net income	$21,146	$17,961
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	25,669	22,484
Amortization of deferred financing costs	2,030	2,007
Allowance for funds used during construction - other funds	—	(1,896)
Equity based compensation	285	520
Changes in assets and liabilities:
Due from affiliates	5,227	6,572
Inventory	104	83
Prepaids and other current assets	(296)	(490)
Accounts payable and accrued liabilities	1,986	13,308
Net cash provided by operating activities	56,151	60,549
Cash flows from investing activities
Additions to electric plant	(91,601)	(120,615)
Net cash used in investing activities	(91,601)	(120,615)
Cash flows from financing activities
Proceeds from short-term borrowings	65,500	50,500
Repayments of short-term borrowings	(203,000)	(56,000)
Proceeds from borrowings of long-term debt	200,000	100,000
Repayments of long-term debt	(3,869)	(3,660)
Deferred financing costs	(801)	(649)
Dividends and distributions paid	(30,330)	(28,790)
Net cash provided by financing activities	27,500	61,401
Net (decrease) increase in cash and cash equivalents	(7,950)	1,335
Cash and cash equivalents at beginning of period	17,612	9,471
Cash and cash equivalents at end of period	$9,662	$10,806

Changes to Non-GAAP Measures

The Company is adjusting its non-GAAP performance measures as of June 30, 2017 to exclude the adjustment for percentage rent previously reported by the Company. Historically, the percentage rent adjustment reflected a quarterly, not annual, adjustment for the difference between the amount of percentage rent payments the Company expected to receive with respect to the applicable period and the amount of percentage rent the Company recognized under GAAP during the period.  Accordingly, all non-GAAP performance measures for periods previously presented have been adjusted to remove the effects of the percentage rent adjustment for the respective period.  In addition, this quarter, the Company added an adjustment for the transaction costs related to the proposed exchange transaction with Oncor.

Schedule 1

InfraREIT, Inc.

Explanation and Reconciliation of Non-GAAP EPS

Non-GAAP EPS

InfraREIT defines non-GAAP net income as net income (loss) adjusted in a manner the Company believes is appropriate to show its core operational performance, which includes an adjustment for the difference between the amount of base rent payments that the Company receives with respect to the applicable period and the amount of straight-line base rent recognized under GAAP and an adjustment for the transaction costs related to the proposed exchange transaction with Oncor.  The Company defines Non-GAAP EPS as non-GAAP net income (loss) divided by the weighted average shares outstanding calculated in the manner described in the footnotes below.

The following tables set forth a reconciliation of net income attributable to InfraREIT, Inc. per diluted share to Non-GAAP EPS:

	Three Months Ended June 30, 2017		Three Months Ended June 30, 2016
(In thousands, except per share amounts, unaudited)	Amount	Per Share (3)	Amount	Per Share (4)
Net income attributable to InfraREIT, Inc.	$7,308	$0.17	$6,608	$0.15
Net income attributable to noncontrolling interest	2,821	0.17	2,576	0.15
Net income	10,129	0.17	9,184	0.15
Base rent adjustment (1)	342	—	2,963	0.05
Transaction costs (2)	1,937	0.03	—	—
Non-GAAP net income	$12,408	$0.20	$12,147	$0.20

	Six Months Ended June 30, 2017		Six Months Ended June 30, 2016
(In thousands, except per share amounts, unaudited)	Amount	Per Share (3)	Amount	Per Share (4)
Net income attributable to InfraREIT, Inc.	$15,257	$0.35	$12,923	$0.30
Net income attributable to noncontrolling interest	5,889	0.35	5,038	0.30
Net income	21,146	0.35	17,961	0.30
Base rent adjustment (1)	1,299	0.02	5,998	0.10
Transaction costs (2)	1,937	0.03	—	—
Non-GAAP net income	$24,382	$0.40	$23,959	$0.40

(1)

This adjustment relates to the difference between the timing of cash base rent payments made under the Company’s leases and when the Company recognizes base rent revenue under GAAP.  The Company recognizes base rent on a straight-line basis over the applicable term of the lease commencing when the related assets are placed in service, which is frequently different than the period in which the cash base rent becomes due.

(2)

This adjustment reflects the transaction costs related to the proposed exchange transaction with Oncor. These costs are exclusive of the Company’s routine business operations or typical rate case costs and have been excluded to present additional insights on InfraREIT’s core operations.

(3)

The weighted average common shares outstanding of 43.8 million was used to calculate net income attributable to InfraREIT, Inc. per diluted share.  The weighted average redeemable partnership units outstanding of 16.9 million was used to calculate net income attributable to noncontrolling interest per share.  The combination of the weighted average common shares and redeemable partnership units outstanding of 60.7 million was used for the remainder of the per share calculations.

(4)

The weighted average common shares outstanding of 43.6 million was used to calculate net income attributable to InfraREIT, Inc. per diluted share.  The weighted average redeemable partnership units outstanding of 17.0 million was used to calculate net income attributable to noncontrolling interest per share.  The combination of the weighted average common shares and redeemable partnership units outstanding of 60.6 million was used for the remainder of the per share calculations.

Schedule 2

InfraREIT, Inc.

Explanation and Reconciliation of CAD

CAD

The Company defines CAD in a manner that it believes is appropriate to show its core operational performance, which includes a deduction of the portion of capital expenditures needed to maintain its net assets.  This deduction equals depreciation expense within the applicable period. The portion of the capital expenditures in excess of depreciation, which the Company refers to as growth capital expenditures, will increase the Company’s net assets. The CAD calculation also includes various other adjustments from net income, as outlined below and described in more detail on Schedules 1, 3 and 4.

The following table sets forth a reconciliation of net income to CAD:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, unaudited)	2017	2016	2017	2016
Net income	$10,129	$9,184	$21,146	$17,961
Depreciation	12,982	11,410	25,669	22,484
Base rent adjustment (1)	342	2,963	1,299	5,998
Amortization of deferred financing costs	1,026	1,004	2,030	2,007
Non-cash equity compensation	145	228	285	520
Transaction costs (2)	1,937	—	1,937	—
Other income, net (3)	(17)	(1,137)	(20)	(1,896)
Capital expenditures to maintain net assets	(12,982)	(11,410)	(25,669)	(22,484)
CAD	$13,562	$12,242	$26,677	$24,590

(1)	See footnote (1) on Schedule 1 on Explanation and Reconciliation on Non-GAAP EPS
(2)	See footnote (2) on Schedule 1 on Explanation and Reconciliation on Non-GAAP EPS
(3)

Includes allowance for funds used during construction (“AFUDC”) on other funds of $1.1 million and $1.9 million for the three and six months ended June 30, 2016. There were no AFUDC on other funds recorded during the three and six months ended June 30, 2017.

Schedule 3

InfraREIT, Inc.

Explanation and Reconciliation of EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA

InfraREIT defines EBITDA as net income (loss) before interest expense, net; income tax expense; depreciation and amortization.  Adjusted EBITDA is defined as EBITDA adjusted in a manner the Company believes is appropriate to show its core operational performance, including: (a) an adjustment for the difference between the amount of base rent payments that the Company receives with respect to the applicable period and the amount of straight-line base rent recognized under GAAP; (b) an adjustment for the transaction costs related to the proposed exchange transaction with Oncor; and (c) adjusting for other income (expense), net.

The following table sets forth a reconciliation of net income to EBITDA and Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, unaudited)	2017	2016	2017	2016
Net income	$10,129	$9,184	$21,146	$17,961
Interest expense, net	10,141	9,055	19,839	17,897
Income tax expense	321	293	565	479
Depreciation	12,982	11,410	25,669	22,484
EBITDA	33,573	29,942	67,219	58,821
Base rent adjustment (1)	342	2,963	1,299	5,998
Transaction costs (2)	1,937	—	1,937	—
Other income, net (3)	(17)	(1,137)	(20)	(1,896)
Adjusted EBITDA	$35,835	$31,768	$70,435	$62,923

(1)	See footnote (1) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(2)	See footnote (2) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(3)	See footnote (3) on Schedule 2 on Explanation and Reconciliation of CAD

Schedule 4

InfraREIT, Inc.

Explanation and Reconciliation of FFO and AFFO

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (computed in accordance with GAAP), excluding gains and losses from sales of property (net) and impairments of depreciated real estate, plus real estate depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Applying the NAREIT definition to the Company’s consolidated financial statements, which is the basis for the FFO presented in this press release and the reconciliations below, results in FFO representing net income (loss) before depreciation, impairment of assets and gain (loss) on sale of assets. FFO does not represent cash generated from operations as defined by GAAP and it is not indicative of cash available to fund all cash needs, including distributions.

AFFO is defined as FFO adjusted in a manner the Company believes is appropriate to show its core operational performance, including: (a) an adjustment for the difference between the amount of base rent payments that the Company receives with respect to the applicable period and the amount of straight-line base rent recognized under GAAP; (b) an adjustment for the transaction costs related to the proposed exchange transaction with Oncor; and (c) adjusting for other income (expense), net.

The following table sets forth a reconciliation of net income to FFO and AFFO:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, unaudited)	2017	2016	2017	2016
Net income	$10,129	$9,184	$21,146	$17,961
Depreciation	12,982	11,410	25,669	22,484
FFO	23,111	20,594	46,815	40,445
Base rent adjustment (1)	342	2,963	1,299	5,998
Transaction costs (2)	1,937	—	1,937	—
Other income, net (3)	(17)	(1,137)	(20)	(1,896)
AFFO	$25,373	$22,420	$50,031	$44,547

(1)	See footnote (1) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(2)	See footnote (2) on Schedule 1 on Explanation and Reconciliation of Non-GAAP EPS
(3)	See footnote (3) on Schedule 2 on Explanation and Reconciliation of CAD

For additional information, contact:

For Investors:	Brook Wootton
Vice President, Investor Relations
InfraREIT, Inc.
214-855-6748
For Media:	Jeanne Phillips
Senior Vice President, Corporate Affairs & International Relations
Hunt Consolidated, Inc.
214-978-8534

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